Exhibit 21.1
SUBSIDIARIES OF LAMB WESTON HOLDINGS, INC.

Lamb Weston Holdings, Inc. is the parent corporation owning, directly or indirectly, 100% of the voting securities (unless otherwise noted) of the following subsidiaries as of July 15, 2025:

Subsidiary	Jurisdiction of Formation
Lamb Weston Alimentos Modernos S.A.	Argentina
Lamb Weston Argentina S.R.L.	Argentina
Food Coatings Australia Pty Ltd	Australia
Lamb Weston Australia Holdings Pty Ltd	Australia
Lamb Weston Australia Pty Ltd	Australia
Lamb Weston Victoria Pty Ltd	Australia
Marvel Packers Pty Ltd	Australia
Tuber Holdings Pty Ltd	Australia
Tuber Investments Pty Ltd	Australia
Lamb Weston Austria GmbH	Austria
Lamb Weston do Brasil Ltda.	Brazil
Lamb Weston Canada ULC	Canada
Lamb Weston Potato (Inner Mongolia) Co., Ltd	China
Lamb Weston (Shanghai) Commercial Company Limited	China
Ulanqab Lamb Weston Food Co., Ltd.	China
Lamb Weston Colombia S.A.S.	Colombia
Lamb Weston (Hong Kong) Limited	Hong Kong
Lamb Weston Japan KK	Japan
Lamb Weston Korea Ltd.	Korea
Lamb Weston Malaysia Sdn. Bhd.	Malaysia
L Weston Operaciones, S.A. de C.V.	Mexico
Lamb Weston B.V.	Netherlands
Lamb Weston International B.V.	Netherlands
Lamb Weston Netherlands B.V.	Netherlands
LWM CIS BV	Netherlands
Lamb Weston Europe B.V.	Netherlands
Lamb Weston MEA B.V.	Netherlands
Lamb Weston Potatoes B.V.	Netherlands
Lamb Weston Philippines, Inc.	Philippines
Lamb Weston International Private Limited	Singapore
Lamb Weston MEA FZ LLC	United Arab Emirates
Lamb Weston UK Commercial Ltd.	United Kingdom
Lamb Weston UK Ltd.	United Kingdom
AG Iris & Water Co. LLC (majority owned by Lamb Weston, Inc.)	United States (Washington)
Lamb Weston, Inc.	United States (Delaware)
Lamb Weston BSW, LLC	United States (Delaware)
Lamb Weston/Midwest, Inc.	United States (Washington)
Lamb Weston Sales, Inc.	United States (Delaware)
South Slope Irrigation Association (majority owned by Lamb Weston, Inc.)	United States (Washington)

The corporations listed above are included in the consolidated financial statements of Lamb Weston Holdings, Inc.